Exhibit 99.1

Ocean Power Technologies Receives Further Contract for PowerBuoy® Deployment with Naval Postgraduate School

MONROE TOWNSHIP, NJ, September 3rd, 2024 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced that it has received a further contract by the Naval Postgraduate School (NPS) in Monterey, California. This contract, which supports revenue generation in the near-term, adds to the deployment of OPT’s PowerBuoy® as part of an ongoing initiative to enhance maritime domain awareness and connectivity in Monterey Bay and demonstrate the use of PowerBuoys® for multi-domain drone and communication integration.

Building on the success of the previously announced NPS contract, which included installing AT&T 5G technology on a PowerBuoy®, this new order focuses on integrating advanced subsea sensors into a PowerBuoy® equipped with OPT’s latest Merrows™ suite for AI capable seamless integration of Maritime Domain Awareness (MDA) across platforms and utilizing communication technologies from AT&T for NPS. The PowerBuoy® will provide continuous, autonomous monitoring and data collection capabilities in one of the world’s most strategically significant maritime environments.

This deployment will contribute to NPS’s series of Field Experimentation exercises, designed to test and refine technologies that improve situational awareness and operational efficiency for naval operations. The PowerBuoy® will play a critical role in these exercises, offering a robust, resilient platform that supports persistent surveillance and secure communications in maritime settings. Permits pending, the integrated system will be deployed in the late Fall.

“Receiving this contract from NPS underscores the growing recognition of our PowerBuoy® technology as a vital tool for enhancing maritime security and operational capability above and below the surface,” said Philipp Stratmann, CEO of Ocean Power Technologies. “This collaboration with NPS not only builds on our previous successes but also pushes the boundaries of what autonomous maritime technology can achieve. We are proud to continue supporting the Joint Force’s efforts to advance MDA and secure communication networks. The results from this deployment will also further demonstrate the ability to deploy PowerBuoy’s® as 5G communication nodes across the coastline of the United States.”

The contract represents a significant milestone in OPT’s expanding partnership with the U.S. warfighter community and reinforces the Company’s commitment to delivering innovative solutions that meet the evolving demands of maritime security, safety, and environmental monitoring.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking marine solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the continuing success with NPS, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com